UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 19, 2005

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT	06410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On January 19, 2005, Alexion Pharmaceuticals, Inc. (the “Company”) entered into a definitive agreement to sell $125 million in aggregate principal amount of 1.375% convertible senior notes due 2012, plus up to an additional $25 million in aggregate principal amount thereof issuable upon exercise of an option granted to the initial purchasers (collectively, the “Notes”) in a private placement to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act. The Notes will be convertible prior to maturity into shares of common stock, .0001 par value per share, of the Company (the “Common Stock”) at a conversion rate of 31.7914 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $31.46 (subject to adjustment). The closing of the offering is expected to occur on January 25, 2005.

Item 8.01 Other Events.

A copy of the press release to the pricing of the Notes offering is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release Dated January 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: January 19, 2005	By:	/s/ Thomas I.H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Vice President and General Counsel